UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒Definitive Proxy Statement
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☐Soliciting Material under §240.14a-12

Broad Street Realty, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 22, 2024

Dear Fellow Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Broad Street Realty, Inc., which will be held on Wednesday, May 29, 2024, at 11:00 a.m. Eastern Time. The Annual Meeting will be held in a virtual-only format via live webcast.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

The Proxy Statement, the Notice of Annual Meeting of Stockholders and the 2023 Annual Report to Stockholders/Form 10-K are available at http://www.edocumentview.com/BRST and may also be accessed through our website at www.broadstreetrealty.com under the “Investor Relations” section.

Your vote is important. Please cast your vote as soon as possible over the internet, by telephone, or by completing and returning the proxy card to ensure that your shares are represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not deprive you of your right to attend the Annual Meeting virtually and to vote your shares at the meeting.

On behalf of our Board of Directors and our employees, we thank you for your continued interest in and support of our company. We look forward to seeing you on May 29, 2024.

Sincerely,

Michael Z. Jacoby
Chairman and Chief Executive Officer

Broad Street Realty, Inc.

11911 Freedom Drive

Suite 450

Reston, VA, 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 29, 2024

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Broad Street Realty, Inc. (the “Company”) will be held in a virtual only format at www.meetnow.global/MVNAJUX, on Wednesday, May 29, 2024, at 11:00 a.m. Eastern Time, for the following purposes:

(1)
to elect the seven director nominees named in the Proxy Statement to serve as directors for one-year terms until the 2025 annual meeting of stockholders and until their successors are duly elected and qualify;
(2)
to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
(3)
to approve, in an advisory (non-binding) vote, the compensation of our named executive officers; and
(4)
to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

The Proxy Statement accompanying this notice describes each of these items of business in detail. The Board of Directors has fixed the close of business on April 12, 2024 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Accordingly, only stockholders of record at the close of business on April 12, 2024 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting.

We will be hosting a virtual Annual Meeting of Stockholders live via webcast this year. To attend the Annual Meeting, virtually please visit the web portal located at www.meetnow.global/MVNAJUX and enter the control number found on the proxy card or voting instruction form. If you plan to attend the Annual Meeting, please check the website at www.investors.broadstreetrealty.com, press releases and our filings with the U.S. Securities and Exchange Commission for any changes or updates one week prior to the meeting date. We encourage you to vote your shares prior to the Annual Meeting.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote via the internet, by telephone, or complete, date, sign and promptly return the proxy card so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Michael Z. Jacoby

Chairman and Chief Executive Officer

Bethesda, Maryland

April 22, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2024.

This Notice of Annual Meeting, Proxy Statement, proxy card sample and our 2023 Annual Report to

Stockholders/Form 10-K for the year ended December 31, 2023 are available at www.edocumentview.com/BRST.

Broad Street Realty, Inc.

11911 Freedom Drive

Suite 450

Reston, VA, 20190

PROXY STATEMENT

ABOUT THE MEETING

Why am I receiving this Proxy Statement?

This Proxy Statement contains information related to the solicitation of proxies in connection with our 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held in a virtual-only meeting format at www.meetnow.global/MVNAJUX, on Wednesday, May 29, 2024, at 11:00 a.m. Eastern Time, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Broad Street Realty, Inc. on behalf of our Board of Directors (also referred to as the “Board” in this Proxy Statement). “We,” “our,” “us,” and the “Company” refer to Broad Street Realty, Inc.

The Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card sample and our 2023 Annual Report to Stockholders/Form 10-K for the year ended December 31, 2023 are available at www.edocumentview.com/BRST. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

We will commence mailing our proxy materials to stockholders on or about April 26, 2024. Our proxy materials are first being made available online on or about April 22, 2024.

What am I being asked to vote on?

You are being asked to vote on the following proposals:

•
Proposal 1 (Election of Directors): The election of the seven director nominees named in the Proxy Statement to serve as directors for one-year terms until the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and until their successors are duly elected and qualify ;
•
Proposal 2 (Ratification of Cherry Bekaert): The ratification of the appointment of Cherry Bekaert LLP (“Cherry Bekaert”) as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
•
Proposal 3 (Advisory Vote on Executive Compensation): The approval (on a non-binding, advisory basis) of the compensation of our named executive officers; and
•
To transact any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

What are the Board's voting recommendations?

The Board recommends that you vote as follows:

•
Proposal 1 (Election of Directors): “FOR” each of the Board nominees for election as directors;

•
Proposal 2 (Ratification of Cherry Bekaert): “FOR” the ratification of Cherry Bekaert as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
•
Proposal 3 (Advisory Vote on Executive Compensation): “FOR” the approval of the compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on April 12, 2024, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote at the meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

What are the voting rights of stockholders?

Each share of our common stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on.

No dissenters’ rights are provided under the Delaware General Corporation Law, our amended and restated certificate of incorporation (our “Charter”) or our amended and restated bylaws (our “bylaws”) with respect to any of the proposals described in this Proxy Statement.

Who can attend the Annual Meeting?

All holders of our common stock at the close of business on the Record Date (April 12, 2024), or their duly appointed proxies, are authorized to attend the Annual Meeting. Stockholders who wish to participate in the Annual Meeting may attend by visiting the web portal located at www.meetnow.global/MVNAJUX and entering the control number found on the proxy card or voting instruction form.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Inc., you are considered the stockholder of record of those shares and the Notice is being sent directly to you by us.
•
Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Annual Meeting.

What will constitute a quorum at the Annual Meeting?

The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of our common stock outstanding on the Record Date (April 12, 2024) will constitute a quorum, permitting the stockholders to conduct business at the Annual Meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining the presence of a quorum at the Annual Meeting. As of the Record Date, there were 33,431,411 shares of our common stock outstanding.

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of additional proxies.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners before the Annual Meeting. If that happens, the nominees may vote those shares only on matters deemed “routine.” On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.”

Proposal 2 (Ratification of Cherry Bekaert) is the only proposal that is considered “routine.” If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on the ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm for our fiscal year ending December 31, 2024, even if the broker or other nominee does not receive voting instructions from you.

Proposal 1 (Election of Directors) and Proposal 3 (Advisory Vote on Executive Compensation) are considered “non-routine” proposals. Consequently, if you do not give your broker or other nominee voting instructions, your broker or other nominee will not be able to vote on these proposals, and broker non-votes may exist with respect to the election of directors and the advisory vote on executive compensation.

How many votes are needed for the proposals to pass?

•
Proposal 1 (Election of Directors): The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required for the election of directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum;
•
Proposal 2 (Ratification of Cherry Bekaert): The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to ratify the appointment of Cherry Bekaert as our independent registered public accounting firm for our fiscal year ending December 31, 2024. For purposes of the vote on the ratification of Cherry Bekaert as our independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum;
•
Proposal 3 (Advisory Vote on Executive Compensation): The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. For purposes of the advisory vote on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum;

Will any other matters be voted on?

As of the date of this Proxy Statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxies on the other matters in the manner recommended by our Board, or, if no such recommendation is given, in the discretion of the proxy holders.

How do I vote?

If you are a registered stockholder, you may submit your proxy by U.S. mail, internet or telephone by following the instructions included with your proxy card. The deadline for submitting your proxy card by internet or telephone is 11:59 p.m. Eastern Time on May 28, 2024, which is the day before the date of the Annual Meeting. The designated proxy will vote according to your instructions. You may also attend the Annual Meeting and vote at the meeting.

If you are a street name or beneficial stockholder because your shares are held in a brokerage account or by a bank or other nominee, your broker or nominee firm will provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote by internet. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee on how to vote your shares.

If you submit your proxy without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What are the Board’s voting recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the Annual Meeting.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Beneficial owners who wish to vote at the Annual Meeting must request a legal proxy from the organization that holds their shares and submit it to our transfer agent, Computershare Inc., by email at legalproxy@computershare.com or by mail at Computershare Inc., Broad Street Realty, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. The deadline to submit a legal proxy to our transfer agent is 5:00 p.m. Eastern Time on May 28, 2024.

How are proxy card votes counted?

If the proxy card is properly signed and returned to us, and not subsequently revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote: “FOR” the election of all nominees for the Board named in this Proxy Statement; “FOR” the ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm for the fiscal year ending December 31, 2024; “FOR” the approval of the compensation of our named executive officers; and as recommended by our Board with regard to any other matters that may properly come before the Annual Meeting, or, if no such recommendation is given, in their own discretion.

May I revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy and change your vote at any time before the taking of the vote at the Annual Meeting by (i) filing with our Secretary a written notice of revocation or a duly executed proxy card bearing a later date or (ii) attending the Annual Meeting and voting in the virtual meeting portal.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies, including preparation and mailing of the Notice, this Proxy Statement, the proxy card and the 2023 Annual Report to Stockholders/Form 10-K for the year ended December 31, 2023, coordination of the internet and telephone voting process and any additional information furnished to you by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of shares of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by internet and mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees.

You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

Proposal 1: Election of Directors

Our Board is currently comprised of seven directors, all of whom have terms expiring at the Annual Meeting. The seven nominees below, all of whom are currently serving as directors of the Company, have been nominated by our Board for re-election to serve as directors for one-year terms until the 2025 Annual Meeting and until their successors are duly elected and qualify. Based on its review of the relationships between the director nominees and the Company, our Board has affirmatively determined that the following directors are “independent” directors under the rules of the Securities and Exchange Commission (the “SEC”) and the OTCQX Best Market (the “OTCQX”): Messrs. Jeffrey H. Foster, Daniel J.W. Neal, Samuel M. Spiritos and Jeffery C. Walraven.

The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board may also, as permitted by our bylaws, decrease the size of the Board.

Nominees for Election for a One-Year Term Expiring at the 2025 Annual Meeting

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age	Position(s)	Director Since
Michael Z. Jacoby	60	Chairman and Chief Executive Officer	2019
Jeffrey H. Foster (1) (2)	61	Director	2019
Daniel J.W. Neal (2) (3)	65	Director	2019
Noah Shore (4)	51	Director	2022
Samuel M. Spiritos (1) (3)	62	Director	2019
Jeffery C. Walraven (2)	54	Director	2023
Thomas M. Yockey (1) (3)	69	Director	2019

_____________________

(1) Member of the Compensation Committee of the Board.

(2) Member of the Audit Committee of the Board.

(3) Member of the Nominating and Corporate Governance Committee of the Board.

(4) Designated as a director by CF Flyer PE Investor LLC (the “Fortress Member”), an affiliate of Fortress Investment Group LLC (“Fortress”), pursuant to the Governance Agreement, dated as of November 22, 2022 (the “Fortress Governance Agreement”), by and among the Company, the Fortress Member and Messrs. Jacoby and Yockey.

Set forth below are descriptions of the backgrounds and principal occupations of each of our directors, and the period during which he or she has served as a director.

Michael Z. Jacoby. Mr. Jacoby has served as the Chairman and Chief Executive Officer of the Company since December 2019. Mr. Jacoby co-founded Broad Street Realty, LLC ("BSR") in 2002 and served as Chief Executive Officer of BSR from 2002 to December 2019. Mr. Jacoby has more than 36 years of experience in the real estate industry and is an expert in large-scale leasing, acquisition, and development transactions. He has successfully completed commercial property transactions involving the acquisition, financing, development and leasing of more than 28 million square feet of properties throughout the United States. Prior to co-founding BSR, Mr. Jacoby co-founded Core Location LLC, a firm focused on the data center industry and his major roles included development, leasing, and capital partner relationships. During his time at Core Location, Mr. Jacoby was instrumental in the development of the 1.2 million square foot Lakeside Technology Center in Chicago, Illinois, the world's largest data center, the San Jose Technology Center in San Jose, California and the Metro Atlanta Technology Center in Atlanta, Georgia. Prior to co-founding Core Location, Mr. Jacoby was senior vice president and manager of the Ezra Company. He served as manager of the HQ office and on the Ezra Board of Directors. At Ezra, he specialized in advising and negotiating on behalf of technology companies throughout the United States. Mr. Jacoby holds a Bachelor of Science degree from Washington & Lee University. Based on his knowledge of the Company, its business and properties as a co-founder of BSR and his extensive experience in the real estate industry, we have determined that Mr. Jacoby should serve as a director.

Jeffrey H. Foster. Mr. Foster has served as a director of the Company since December 2019. From October 2021 to March 2024, he served as Chief Financial Officer of Cloud Capital, a private equity fund focused on acquiring data centers. Since 2018, he has served as an Adjunct Professor of Real Estate at Georgetown University’s McDonough School of Business. Mr. Foster served as the Executive Vice President, Chief Financial Officer and Treasurer of DuPont Fabros Technology (formerly NYSE: DFT), a public data center REIT, from 2013 until it was acquired in 2017. As Chief Financial Officer, he was responsible for obtaining financing through common and preferred equity, bonds and bank debt. He was also responsible for strategic planning, investor relations, and accounting. From 2007 to 2014, Mr. Foster served as Chief Accounting Officer of DFT. Mr. Foster played an integral role in DFT’s initial public offering in 2007 and its sale to Digital Realty Trust in 2017. Prior to his time at DFT, Mr. Foster served as the Chief Accounting Officer of Global Signal, the first publicly traded cell tower REIT. Mr. Foster began his career as a CPA at Arthur Anderson. Mr. Foster also serves on the board and chairs the audit committee of Pegasus Digital Mobility Acquisition Corp., a special purpose acquisition company focused on consummating a business combination in the digital mobility sector, and serves on the board of Vault Digital Infrastructure, LP, a data center company. Mr. Foster has a B.S. in Accounting from the University of Florida and a Masters in Accountancy from the University of South Florida. Based on his experience as an executive officer of public REITs and his financial expertise, we have determined that Mr. Foster should serve as a director.

Daniel J.W. Neal. Mr. Neal has served as a director of the Company since December 2019. From 2006 to January 2023, Mr. Neal served as the chairman and chief executive officer of Kajeet, Inc. a privately held cloud software and wireless networking technologies company that he founded. Since January 2023, he has served as the Executive Chairman of Kajeet. Prior to founding Kajeet, Mr. Neal served as chief executive officer & vice chairman of VCampus Corporation (formerly NASDAQ: VCMP). Prior to VCampus, Mr. Neal was part of the team that built USinternetworking, Inc. (formerly NASDAQ: USIX). USinternetworking had a successful initial public offering and secondary offering and was subsequently acquired by AT&T. Mr. Neal is an inventor on over 30 U.S. patents in the fields of wireless technology and software. Before entering the technology sector, Mr. Neal worked in real estate finance and in public sector real estate development. Mr. Neal was recruited by the Public Buildings Service of the U.S. General Services Administration to lead a large team of real estate facilities planners responsible for the analysis and programming of an 80 million square foot portfolio of owned and leased real estate in the national capital region. Mr. Neal also worked at a senior level in the Office of the Vice President to effect management improvements in Federal real estate financing, development and portfolio management. Mr. Neal holds an AB in political science from the University of California, Berkeley, and an M.B.A. from the Wharton School of the University of Pennsylvania. Based on his C-suite level management experience, including as a public company executive officer, we have determined that Mr. Neal should serve as a director.

Noah Shore. Mr. Shore is a Managing Director for the Fortress Credit Funds Business and is based in Los Angeles. Mr. Shore is head of the Real Estate Special Situations group and responsible for the West Coast Real Estate debt business. Mr. Shore has spent the last 26 years in his career focused on commercial real estate investment and development. Mr. Shore joined Fortress in 2007 and has originated direct loans, real estate and corporate securities, and real estate equity investments in most asset classes including office, hotel, retail, residential, and industrial. Prior to joining Fortress, Mr. Shore was a Vice President at The Taubman Company where he spent nine years working in all aspects of real estate acquisitions, leasing and development, focused on enhancing existing value, as well as unlocking and/or creating new value. Mr. Shore is a full member of the Urban Land Institute, a member of the International Council of Shopping Centers, and on the National Advisor Board of the Real Estate Center at the University of Colorado. Mr. Shore received a B.S. in Finance from the University of Colorado Boulder. Pursuant to the Fortress Governance Agreement, Mr. Shore was designated as a director by the Fortress Member. Based on his real estate investment and development experience, we have determined that Mr. Shore should serve as a director.

Samuel M. Spiritos. Mr. Spiritos has served as a director of the Company since December 2019. Since 2013, Mr. Spiritos has served as the Managing Shareholder of Shulman, Rogers, Gandal, Pordy & Ecker, P.A, a full-service Maryland law firm. Mr. Spiritos also currently serves as the Chair of the Shulman Rogers Hospitality Practice, where he focuses on deal structuring, purchase and sale contracts, franchise agreements, management agreements, financings (representing creditors and owners), joint ventures, construction and development. Mr. Spiritos has over 30 years of experience advising clients in commercial real estate transactions involving all asset classes. Mr. Spiritos also represents both lenders and borrowers on commercial loan transactions, particularly acquisitions and development financings, asset-based lending, health care financings, construction and permanent loans, retail, office and hotel development and financings and workouts. Prior to his service as Managing Shareholder, Mr. Spiritos served as Chair of both the Shulman Rogers Real Estate Department and the Commercial Real Estate Transactions Practice Group. Mr. Spiritos serves as Chair of the Board of Best Buddies (Maryland, D.C. Metro area). Mr. Spiritos holds a BS from The Wharton School of Management of the University of Pennsylvania, a J.D. from the University at Buffalo School of Law and an M.B.A. from the State University of New York at Buffalo. Based on his leadership experience and in advising on commercial real estate transactions and financing transactions, we have determined that Mr. Spiritos should serve as a director.

Jeffery C. Walraven. Mr. Walraven has served as the Chief Operating Officer, a director and co-founder of Freehold Properties, Inc., a REIT that finances cannabis-related real estate, since its formation in May 2019. From January 2014 to May 2019, Mr. Walraven served as Executive Vice President and Chief Financial Officer of MedEquities Realty Trust, Inc. (formerly, NYSE: MRT), an internally managed healthcare REIT that was initially funded privately in July 2014, completed an initial public offering on the New York Stock Exchange in September 2016 and was subsequently sold to Omega Healthcare Investors, Inc. (NYSE: OHI) that closed in May 2019. From 2006 to 2013, Mr. Walraven held several positions with BDO USA, LLP, most recently as an assurance managing partner of the Memphis office, where his primary responsibilities included providing core and peripheral assurance services and business operational and tax consulting services. Mr. Walraven has over 20 years of public accounting experience, serving many public REIT clients since 1999. Mr. Walraven worked extensively with publicly-traded companies on all aspects of compliance with Securities Act (as defined below) and Exchange Act (as defined below) filings, including quarterly, annual and special reports, and compliance relating to acquisitions, dispositions and securities offerings. Mr. Walraven has had signing engagement partner responsibility for numerous public and private securities offering by REITs and other clients, including initial public offerings, secondary offerings and private placements. Mr. Walraven holds a Bachelor’s degree in Financial Management from Bob Jones University and a Masters of Professional Accountancy from Clemson University. Mr. Walraven was nominated to serve as a director because of his extensive experience with public real estate companies and his capital markets, accounting and finance experience.

Thomas M. Yockey. Mr. Yockey has served as a director of the Company since December 2019. Mr. Yockey co-founded BSR in 2002 with Mr. Jacoby and served as President of BSR from 2002 to December 2019. Mr. Yockey has successfully managed large complex technical teams and a full range of development activities including acquisitions, dispositions, financing, leasing, zoning/entitlements, site planning, design, and engineering, permitting, contractor bidding/negotiation, base building construction, tenant improvements and legal matters. Prior to co-founding BSR, Mr. Yockey was Principal and Director of Development for Core Location, LLC, where he managed a national development program, focusing on projects that directly address the unique demands of mission critical telecommunications infrastructure and internet data center providers. His duties included managing the company's development/construction team in the delivery of 2,500,000 square feet of projects over a two-year period and participating as a key member of Core Location's acquisition and due diligence team. He directly managed the development of Core Location's two key projects in partnership with The Carlyle Group of Washington, D.C., including Lakeside Technology Center in Chicago, Illinois and San Jose Technology Center, San Jose, California. Mr. Yockey earned a Masters Degree from the Department of City and Regional Planning, University of North Carolina at Chapel Hill, as well as a B.A. in Economics from the University of Michigan. Based on his knowledge of the Company, its business and properties as a co-founder of BSR and his extensive experience in the real estate industry, we have determined that Mr. Yockey should serve as a director.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting with respect to the matter is necessary for the election of the seven director nominees. For purposes of the vote on this proposal, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board, which is composed entirely of independent directors, has appointed Cherry Bekaert LLP (“Cherry Bekaert”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Board has determined that it is in the best interests of the Company and our stockholders to seek the ratification by our stockholders of the Audit Committee’s selection of our independent registered public accounting firm. A representative of Cherry Bekaert will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Change in Independent Registered Public Accounting Firm

On May 1, 2023 (the “Dismissal Date”), the Audit Committee of our Board dismissed BDO USA, P.C. (“BDO”) as the independent registered public accounting firm for the Company, effective immediately. BDO’s reports on our financial statements as of and for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that each of BDO’s reports on our financial statements as of and for the fiscal years ended December 31, 2022 and 2021 contained an explanatory paragraph indicating that there was substantial doubt about our ability to continue as a going concern. In addition, during the fiscal years ended December 31, 2022 and 2021, as well as during the subsequent interim period preceding the Dismissal Date, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between us and BDO with respect to any matter relating to accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its reports on the our financial statements with respect to such periods.

During the fiscal years ended December 31, 2022 and 2021, as well as during the subsequent interim period preceding the Dismissal Date, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for material weaknesses as disclosed under (i) “Item 9A. Controls and Procedures” of each of our (A) Annual Report on Form 10-K for the year ended December 31, 2022 and (B) Annual Report on Form 10-K for the year ended December 31, 2021 and (ii) “Item 4. Controls and Procedures” of each of our (A) Quarterly Report on Form 10-Q for the period ended September 30, 2022, (B) Quarterly Report on Form 10-Q for the period ended June 30, 2022, (C) Quarterly Report on Form 10-Q for the period ended March 31, 2022, (D) Quarterly Report on Form 10-Q for the period ended September 30, 2021, (E) Quarterly Report on Form 10-Q for the period ended June 30, 2021 and (F) Quarterly Report on Form 10-Q for the period ended March 31, 2021.

We provided BDO a copy of the disclosure made in response to Item 4.01 of Form 8-K and requested that BDO provide a letter addressed to the SEC stating whether or not BDO agreed with the disclosure contained in such Form 8-K. The letter provided by BDO is attached as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on May 3, 2023.

On May 1, 2023, we engaged Cherry Bekaert as our new independent registered public accounting firm upon the approval of the Audit Committee of our Board. During the years ended December 31, 2022 and 2021, and the subsequent interim period through May 1, 2023, the effective date of our engagement of Cherry Bekaert, we did not consult with Cherry Bekaert regarding any of the matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K. The Audit Committee of our Board reviewed the independence of Cherry Bekaert and has concluded that Cherry Bekaert is independent.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting with respect to the matter is necessary for the approval of the ratification of the appointment of Cherry Bekaert as our independent registered public accounting firm. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of Cherry Bekaert as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our stockholders’ best interests. In the event that the appointment of Cherry Bekaert is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF CHERRY BEKAERT AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Relationship with Independent Registered Public Accounting Firm

Our consolidated financial statements for the fiscal year ended December 31, 2023 have been audited by Cherry Bekaert and our consolidated financial statements for the fiscal year ended December 31, 2022 have been audited by BDO, each of which served as our independent registered public accounting firm for the applicable year.

The following summarizes the fees billed by Cherry Bekaert and BDO for services performed for the fiscal years ended December 31, 2023 and 2022, respectively:

	For the Year Ended December 31,
(in thousands)	2023	2022
Audit Fees (1)	$429,957	$1,192,445
Audit-Related Fees (2), (3)	86,300	177,750
Total	$516,257	$1,370,195

(1)
Fees for services related to the audit of the Company’s financial statements and review of the Company’s unaudited interim financial statements.
(2)
Audit-related fees for the year ended December 31, 2023 reflects fees for the audit of one of our subsidiaries.
(3)
Audit-related fees for the year ended December 31, 2022 reflects fees for the audit of the combined statements of revenue and certain operating expenses for the properties that were acquired in 2022.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Company’s Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any permitted non-audit service to the Company. Pursuant to the Pre-Approval Policy, which the Audit Committee reviews and reassesses periodically, a list of specific services within certain categories of services, including audit, audit-related and tax services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, the Audit Committee may delegate authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services, for which the estimated cost for such services shall not exceed $50,000 in the aggregate for any calendar year. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement. The Audit Committee approved 100% of the audit-related fees for the year ended December 31, 2023.

CORPORATE GOVERNANCE AND BOARD MATTERS

Members of the Board of Directors

The following table sets forth the name and age of each of our current directors, indicating all positions and offices with us currently held by the director.

Name	Age	Position(s)	Director Since
Michael Z. Jacoby	60	Chairman and Chief Executive Officer	2019
Jeffrey H. Foster	61	Director	2019
Daniel J.W. Neal	65	Director	2019
Noah Shore	51	Director	2022
Samuel M. Spiritos	62	Director	2019
Jeffery C. Walraven	54	Director	2023
Thomas M. Yockey	69	Director	2019

The backgrounds of Messrs. Jacoby, Foster, Neal, Shore, Spiritos, Walraven and Yockey are described above under “Proposal 1: Election of Directors.”

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•
our Board is not classified, with each of our directors subject to re-election annually;
•
of the seven persons who currently serve on our Board, our Board determined that four of our directors satisfy the standards for independence of the OTCQX and Rule 10A-3 under the Exchange Act;
•
at least one of our directors qualifies as an “Audit Committee financial expert” as defined by the SEC;
•
we comply with the requirements of the OTCQX eligibility standards and our audit committee is comprised solely of independent directors;
•
we do not have a stockholder rights plan; and
•
our Policy on Inside Information and Insider Trading prohibits our directors, officers and employees from (A) entering into any hedging or monetization transactions with respect to our securities, such as prepaid variable forwards, equity swaps, collars and exchange funds, (B) trading in call or put options involving our securities and other derivative securities, (C) engaging in short sales of our securities or (D) holding our securities in a margin account.

Our directors stay informed about our business by attending meetings of the Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The principal functions of each committee are described below. We comply with the eligibility requirements and other rules and regulations of the OTCQX, as amended or modified from time to time, and the Audit Committee is comprised solely of independent directors. Additionally, our Board may from time to time establish certain other committees to facilitate the management of our company.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael Z. Jacoby
Jeffrey H. Foster	X (Chair)	X
Daniel J.W. Neal	X		X
Noah Shore
Samuel M. Spiritos		X	X (Chair)
Jeffery C. Walraven	X
Thomas M. Yockey		X (Chair)	X

Audit Committee

The Audit Committee is comprised of Messrs. Foster, Neal and Walraven. Mr. Foster, the chairman of our Audit Committee, qualifies as an “audit committee financial expert” as that term is defined by the SEC. The Board has determined that each of the directors serving on our Audit Committee is “independent” within the meaning of the applicable rules of the SEC and the OTCQX eligibility standards. We adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

•
our accounting and financial reporting processes;
•
the integrity of our consolidated financial statements and financial reporting process;
•
our systems of disclosure controls and procedures and internal control over financial reporting;
•
our compliance with financial, legal and regulatory requirements;
•
the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
•
the performance of our internal audit function; and
•
our overall risk profile.

The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual proxy statement.

During the fiscal year ended December 31, 2023, the Audit Committee met six times, including telephonic meetings.

Compensation Committee

The Compensation Committee is comprised of Messrs. Foster, Spiritos and Yockey, with Mr. Yockey serving as the chair. The Board has determined that Messrs. Foster and Spiritos are “independent” within the meaning of the applicable rules of the SEC and the OTCQX eligibility standards. We adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;
•
reviewing and approving the compensation of all of our other officers;
•
reviewing our executive compensation policies and plans;
•
implementing and administering our incentive compensation equity-based remuneration plans;
•
assisting management in complying with our proxy statement and annual report disclosure requirements; and
•
to the extent required by applicable SEC rules, producing a report on executive compensation to be included in our annual proxy statement.

During the fiscal year ended December 31, 2023, the Compensation Committee met four times, including telephonic meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Neal, Spiritos and Yockey, with Mr. Spiritos serving as the chair. The Board has determined that Messrs. Neal and Spiritos are “independent” within the meaning of the applicable rules of the SEC and the OTCQX eligibility standards. We adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Nominating and Corporate Governance Committee, including:

•
identifying and recommending to the full Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;
•
developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;
•
reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;
•
annually facilitating the assessment of the Board’s performance as a whole and of the individual directors; and
•
overseeing the Board’s evaluation of management.

In identifying and recommending nominees for directors, the Nominating and Corporate Governance Committee may consider, among other factors, diversity of relevant experience, expertise and background.

During the fiscal year ended December 31, 2023, the Nominating and Corporate Governance Committee met one time.

Director Selection Process

The Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to our Board of nominees for election as directors. In assessing candidates for election to our Board, the Nominating and Corporate Governance Committee takes into account such factors as it deems appropriate, including, among others, familiarity with our industry, broad experience in business, finance or administration, diversity of both background and experience, areas of expertise and other factors relative to the overall composition of the Board. In addition, the Nominating and Corporate Governance Committee considers whether a potential candidate for director has the time available, in light of other business and personal commitments, to perform the responsibilities required for effective service on the Board.

Applying the criteria described above, the Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee recommends the nominees for election to the Board. Taking the Nominating and Corporate Governance Committee’s recommendation into consideration, the Board then approves the nominees for directorship for stockholders to consider and vote upon at the annual stockholders’ meeting.

Stockholders wishing to recommend individuals for consideration as directors must provide written notice of the nomination to our Secretary, no later than 120 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting. The stockholder’s notice must set forth as to each nominee all information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Exchange Act if the candidate had been nominated by or on behalf of our Board. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates. See “Other Matters—Stockholder Proposals and Nominations for the 2024 Annual Meeting.”

Code of Ethics

The Board established the Code of Ethics for Chief Executive Officer and Senior Financial Officers, which applies to our chief executive officer, chief financial officer, chief accounting officer and controller, or persons performing similar functions. Among other matters, the Code of Ethics for Chief Executive Officer and Senior Financial Officers is designed to deter wrongdoing and to promote:

•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•
full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•
compliance with applicable laws, rules and regulations;
•
prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•
accountability for adherence to the code.

Any changes to the code, and any waivers granted by us with respect to the code, will be posted on our website.

Availability of Corporate Governance Materials

Stockholders may view our corporate governance materials, including the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and our Code of Ethics for Chief Executive Officer and Senior Financial Officers on our website at www.investors.broadstreetrealty.com under the Governance tab and these documents are available in print to any stockholder who sends a written request to such effect to Secretary, 11911 Freedom Drive, Suite 450, Reston, VA, 20190.

Independence of Directors

OTCQX eligibility requirements require OTCQX-traded companies to have at least two independent Board members and an audit committee, with a majority of the members being independent. Under the OTCQX eligibility standards, no director of a company qualifies as “independent” unless the board of directors of the company affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director.

The Board currently has seven directors, four of whom our Board affirmatively has determined, after broadly considering all relevant facts and circumstances, to be “independent” under the eligibility standards of the OTCQX and under applicable rules of the SEC. The Board affirmatively has determined that each of the following directors is independent under these standards: Messrs. Foster, Neal, Spiritos and Walraven.

Board Leadership Structure

Combined Chairman and Chief Executive Officer Positions

Mr. Jacoby serves as the Chairman of the Board and Chief Executive Officer. The Board has reviewed its current leadership structure and has determined that the use of the combined Chairman and Chief Executive Officer positions, is currently the most appropriate and effective leadership structure for the Company. Mr. Jacoby has been involved in the real estate industry for more than 30 years. As the individual primarily responsible for the day-to-day management of business operations, he is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues, which enables the Board to have direct access to information related to the day-to-day management of business operations.

No Lead Independent Director

We do not have a lead independent director. Given the limited number of executive officers, the Board has determined that a lead independent director is currently not necessary. Moreover, the Board believes, for the reasons set forth below, that our existing corporate governance practices achieve independent oversight and management accountability. We encourage our independent directors to freely voice their opinions, and our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our executive officers. As discussed above, four of our directors are independent directors. Each director is an equal participant in decisions made by the full Board.

Board and Committee Meetings

During the fiscal year ended December 31, 2023, the Board met four times, including telephonic meetings. Each director then serving attended at least 75% of the applicable Board meetings and committee meetings during this time.

Annual Meeting Attendance

Pursuant to the policy set forth in our Corporate Governance Guidelines, each director is expected to attend the Annual Meeting. Five of our eight then-serving directors attended the 2023 Annual Meeting of Stockholders.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, in order to promote open discussion among non-management directors, our non-management directors meet in executive sessions without management participation regularly. The non-management directors appoint one of the non-management directors to preside at such executive sessions.

Communications with the Board

Stockholders and other interested parties may communicate with the Board by sending written correspondence to the “Audit Committee Chair” c/o the Secretary of Broad Street Realty, Inc., 11911 Freedom Drive, Suite 450, Reston, VA, 20190, who will then directly forward such correspondence to the chair of the Audit Committee. The Audit Committee chair will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Director Compensation

The Board has adopted a director compensation policy for non-employee directors, effective as of January 16, 2020. The policy provides for the compensation of non-employee directors with cash and equity compensation. Under the policy, each non-employee director will receive an annual board service retainer of $35,000 paid in cash and a grant of $50,000 in restricted shares of our common stock, which are expected to vest one year after the date of grant, subject to continued service on such date. The chairperson of our Audit Committee will receive an additional annual committee chair service retainer of $20,000. Other members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee will receive additional annual cash retainers of $4,000 for each such committee of which they are a member. Each non-employee director may elect to receive up to 100% of his annual cash retainers in shares of our common stock. We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board or any committee thereof.

For the fiscal year ended December 31, 2022, the annual grants of common stock to the non-employee directors were made on January 3, 2023. The 2023 annual grant of restricted shares of common stock was made on December 7, 2023, which restricted shares of common stock will vest on October 23, 2024, subject to the applicable director’s continued service on the board of directors.

The following table provides information on the compensation of our directors for the fiscal year ended December 31, 2023, other than Mr. Jacoby, who received no separate compensation for his service as a director. For information on the compensation of Mr. Jacoby, please refer to “Executive Compensation—Summary Compensation Table.”

Name	Fees Paid in Cash		Stock Awards (1)	Total
Vineet P. Bedi (2)	$34,937		$36,000	$70,937
Donna Brandin (3)	28,437		36,000	64,437
Jeffrey H. Foster	59,000	(4)	86,000	145,000
Daniel J.W. Neal	43,000		86,000	129,000
Noah Shore (5)	—		—	—
Samuel M. Spiritos	43,000	(6)	86,000	129,000
Jeffery C. Walraven	7,312		50,000	57,312
Thomas M. Yockey	43,000		86,000	129,000
(1)
Represents the grant date fair value of awards of shares of common stock granted on January 3, 2023 and restricted shares of common stock granted on December 7, 2023 under our Amended and Restated 2020 Equity Incentive Plan (the “Plan”), which grants were in respect of each director’s 2022 and 2023 annual grant, respectively, of common stock.
(2)
Mr. Bedi’s term ended on October 22, 2023.
(3)
Ms. Brandin’s term ended on October 22, 2023.
(4)
Includes $29,500 of annual cash retainers, which the director elected to receive in fully vested shares of common stock under the Plan in lieu of cash payments, in accordance with the director compensation policy described above.
(5)
Pursuant to the Fortress Governance Agreement, Mr. Shore was designated as a director by the Fortress Member and does not receive any compensation for his service as director.
(6)
Includes $43,000 of annual cash retainers, which the director elected to receive in fully vested shares of common stock under the Plan in lieu of cash payments, in accordance with the director compensation policy described above.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers:

Name	Age	Position(s)
Michael Z. Jacoby	60	Chairman and Chief Executive Officer
Alexander Topchy	53	Chief Financial Officer and Secretary

Set forth below is a description of the background of Mr. Topchy. Mr. Jacoby’s background is described above under “Proposal 1: Election of Directors.”

Alexander Topchy. Mr. Topchy has served as the Chief Financial Officer and Secretary of the Company since December 2019. Mr. Topchy served as the chief financial officer of BSR from 2009 to December 2019. Prior to joining BSR, from 2003 to 2006, Mr. Topchy was Vice President of Finance at EastBanc, Inc., a real estate developer based in Washington, D.C., engaged in repositioning high-street retail properties and developing ground up luxury residential condominiums. While at EastBanc, Mr. Topchy coordinated with foreign financial partners, investors, and lenders, and performed financial feasibility studies for all of EastBanc’s investments. Prior to EastBanc, he worked as a Senior Financial Analyst at Core Location, LLC, performing financial analysis for development projects, including two major technology centers. Mr. Topchy began his career at The Clark Construction Group, where he gained experience in project management and contract negotiation. Mr. Topchy has an M.B.A. in Finance and International Business from the University of Maryland's Robert H. Smith School of Business, and a B.S. in Civil and Environmental Engineering from Cornell University. He is a member of the CFA Institute and the CFA Society Washington, D.C., and has been a CFA Charterholder since 2004. Mr. Topchy previously served as Treasurer from 2017 to 2019 and as Director from 2016 to 2017 for the CFA Society Washington, D.C., Board of Directors.

EXECUTIVE COMPENSATION

The following provides compensation information pursuant to the scaled disclosure rules applicable to smaller reporting companies under SEC rules.

Our named executive officers (“NEOs”) for the year ended December 31, 2023 were Michael Z. Jacoby, our Chief Executive Officer, and Alexander Topchy, our Chief Financial Officer.

Summary Compensation Table

The following table sets forth information regarding compensation earned with respect to the years ended December 31, 2023 and 2022 by our NEOs, which include our Chief Executive Officer and our Chief Financial Officer. See “—Employment Agreements” below.

Name and Principal Position	Year	Salary	Stock Awards (1)		Non-Equity Incentive Plan Compensation (2)		All Other Compensation (3)	Total
Michael Z. Jacoby	2023	$400,000	$150,000	(4)	$395,883		$30,380	$976,263
Chief Executive Officer	2022	400,000	119,999	(5)	395,000	(6)	28,421	943,420

Alexander Topchy	2023	$225,000	$50,000	(7)	$136,342		$17,054	$428,396
Chief Financial Officer and Secretary	2022	225,000	40,000	(8)	111,000		29,095	405,095
(1)
Represents the grant date fair value of awards of restricted shares of common stock, as computed under Accounting Standards Codification Topic 718.
(2)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column reflect the amounts earned by and paid to Messrs. Jacoby and Topchy under the cash bonus plan approved by the Compensation Committee. For additional details, see the section titled “—Narrative to Summary Compensation Table and Outstanding Equity Awards at Fiscal Year End—Cash Bonuses” below.
(3)
The amounts for 2023 include (i) insurance premiums for family members (Mr. Jacoby—$9,380; Mr. Topchy—$17,054) and (ii) $21,000 car allowance for Mr. Jacoby.
(4)
Consists of 193,548 restricted shares of common stock that were granted on April 3, 2023, which vest ratably on January 1, 2024, 2025 and 2026, subject to Mr. Jacoby's continued employment on such dates and the terms of his employment agreement.
(5)
Consists of 54,545 restricted shares of common stock that were granted on April 1, 2022, which vest ratably on January 1, 2023, 2024 and 2025, subject to Mr. Jacoby's continued employment on such dates and the terms of his employment agreement.
(6)
Includes 254,839 shares of common stock granted to Mr. Jacoby in lieu of cash payment of 50% of his cash bonus pursuant to the cash bonus plan approved by the Compensation Committee.
(7)
Consists of 64,519 restricted shares of common stock that were granted on April 3, 2023, which vest ratably on January 1, 2024, 2025 and 2026, subject to Mr. Topchy's continued employment on such dates and the terms of his employment agreement.
(8)
Consists of 18,182 restricted shares of common stock that were granted on April 1, 2022, which vest ratably on January 1, 2023, 2024 and 2025, subject to Mr. Topchy's continued employment on such dates and the terms of his employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the NEOs at December 31, 2023.

Name	Number of Shares That Have Not Vested (#) (1)	Market Value of Shares That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($) (2)
Michael Z. Jacoby	244,446	$220,001	755,814	$680,233
Alexander Topchy	81,482	$73,334	232,558	$209,302
(1)
Represents shares of time-vesting restricted shares of common stock, which vest ratably on January 1, 2024, 2025 and 2026, subject to the executive's continued employment on such dates and the terms of his employment agreement.
(2)
The market value is determined by multiplying the number of restricted shares or performance-based restricted stock units (“RSUs”), as applicable, by $0.90, the closing trading price of common stock on the OTCQX on December 29, 2023, the last trading day of the fiscal year.
(3)
Represents RSUs that are scheduled to vest, if at all, based on performance during a performance period ending December 31, 2025, subject to the executive's continued employment on such date and the terms of his employment agreement. The number of RSUs assumes that threshold performance (50%) has been achieved. The actual number of RSUs that will vest at the end of the performance period ranges from 0% to 300%.

Narrative to Summary Compensation Table and Outstanding Equity Awards at Fiscal Year-End

Restricted Shares of Common Stock and RSUs

In March 2023, upon recommendation from the Compensation Committee, the Board approved the following grants under the Plan, in each case with an effective grant date of April 3, 2023: 193,548 and 64,516 restricted shares of the Company’s common stock to Messrs. Jacoby and Topchy, respectively, which are scheduled to vest ratably over a three-year period beginning on January 1, 2024, subject to such executive’s continued service on such dates and the terms of such executive’s employment agreement and a restricted stock award agreement previously approved by the Board.

In March 2022, upon recommendation from the Compensation Committee, the Board approved the following grants under the Plan, in each case with an effective grant date of April 1, 2022: 54,545 and 18,182 restricted shares of the Company’s common stock to Messrs. Jacoby and Topchy, respectively, which are scheduled to vest ratably over a three-year period beginning on January 1, 2023, subject to such executive’s continued service on such dates and the terms of such executive’s employment agreement and a restricted stock award agreement previously approved by the Board.

In September 2021, upon recommendation from the Compensation Committee, the Board approved the following grants under the Plan, with an effective grant date of October 1, 2021: RSUs with a target number of RSUs of 755,814 and 232,558 to Messrs. Jacoby and Topchy, respectively. The grants of the RSUs were made pursuant to performance award of stock units agreements (each, an “RSU Award Agreement”).

Subject to the executive’s continued service on such date and certain exceptions set forth in the RSU Award Agreement, the RSUs will vest based on the Company’s Implied Equity Market Capitalization (as defined in the RSU Award Agreement) at the end of the performance period ending on December 31, 2024, according to the following schedule:

Performance Level	Implied Equity Market Capitalization	% of "Target Award" that Vests
Threshold	$118,000,000	50%
Target	$200,000,000	100%
Stretch	$300,000,000	200%
Outperform	$400,000,000	300%

If, however, the maximum amount of the award is not earned as of December 31, 2024, the remaining RSUs may be earned based on the Company’s Implied Equity Market Capitalization as of December 31, 2025. To the extent performance is between any two designated amounts, the percentage of the target award earned will be determined using a straight-line linear interpolation between the two designated amounts.

Cash Bonuses

For 2023, the Compensation Committee approved a cash bonus plan for Messrs. Jacoby and Topchy, with the amount of each officer’s cash bonus dependent on the achievement of certain pre‑established goals determined by the Compensation Committee, including the Company’s 2023 revenue and general and administrative expense, as well as certain strategic and individual goals. The range of the 2023 cash bonuses were based on the following threshold, target and stretch amounts, as a percentage of each executive’s base salary: Mr. Jacoby – 75% (threshold), 100% (target) and 125% (stretch); and Mr. Topchy – 37.5% (threshold), 50% (target) and 62.5% (stretch). Based on the Compensation Committee’s review of the performance of Messrs. Jacoby and Topchy in relation to the pre-determined goals, on March 28, 2024, the Compensation Committee approved bonuses for Messrs. Jacoby and Topchy in the amounts of $395,883 and $136,342, respectively. These amounts are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table in this Proxy Statement.

For 2022, the Compensation Committee approved a cash bonus plan for Messrs. Jacoby and Topchy, with the amount of each officer’s cash bonus dependent on the achievement of certain pre‑established goals determined by the Compensation Committee, including the Company’s 2022 revenue and general and administrative expense, as well as certain strategic and individual goals. The range of the 2022 cash bonuses were based on the following threshold, target and stretch amounts, as a percentage of each executive’s base salary: Mr. Jacoby – 75% (threshold), 100% (target) and 125% (stretch); and Mr. Topchy – 37.5% (threshold), 50% (target) and 62.5% (stretch). Based on the Compensation Committee’s review of the performance of Messrs. Jacoby and Topchy in relation to the pre-determined goals, on March 29, 2023, the Compensation Committee approved bonuses for Messrs. Jacoby and Topchy in the amounts of $395,000 and $111,000, respectively. Mr. Jacoby was granted 254,839 shares of common stock as a result of his election to receive common stock in lieu of cash payment of 50% of his bonus. Mr. Jacoby’s and Mr. Topchy’s bonuses were otherwise paid in cash. These amounts are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table in this Proxy Statement.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and certain financial performance of the Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the compensation committee view the link between the Company’s performance and its NEO pay.

The table below presents information on the compensation of our principal executive officer (“PEO”) and our other NEO in comparison to certain performance metrics for 2023, 2022 and 2021. The metrics are not those that the compensation committee uses when setting executive compensation. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Per SEC rules, CAP is calculated by adjusting the Summary Compensation Table total values for the applicable year as described in the footnotes to the table below:

Year	Summary Compensation Table Total for PEO (1), (2)	Compensation Actually Paid to PEO (3)	Summary Compensation Table Total for non-PEO NEO (1), (2)	Compensation Actually Paid to non-PEO NEO (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Returns (5)	Company Net Loss for the Year (6)
2023	$976,263	$(284,231)	$428,396	$40,014	$106.05	$(7,017,000)
2022	943,420	(1,133,209)	405,095	(236,339)	99.90	(16,273,000)
2021	4,114,481	4,915,354	1,376,438	1,623,240	105.73	(10,744,000)

(1)
In each of 2023, 2022 and 2021, Michael Z. Jacoby, our Chief Executive Officer, was the Principal Executive Officer (“PEO”), and the only non-PEO NEO was Alexander Topchy, our Chief Financial Officer and Secretary.

(2)
Reported pay based on total compensation reported in the Summary Compensation Table for the applicable year. Reported pay for 2023, 2022 and 2021 includes the grant date fair value of awards of restricted shares of common stock and RSUs, as computed under Accounting Standards Codification Topic 718.
(3)
Represents the amount of “compensation actually paid” to the PEO, as computed in accordance with SEC rules and does not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

	2023	2022	2021
Summary Compensation Table	$976,263	$943,420	$4,114,481
Less: Value of stock awards reported in summary compensation table	(150,000)	(119,999)	(3,307,559)
Plus: Year-end fair value of outstanding and unvested equity awards granted in the year	174,193	78,545	117,734
Plus: Year-over-year change in fair value of outstanding and unvested equity awards granted in prior periods	(1,267,020)	(2,016,861)	3,990,698
Plus: Year-over-year change in fair value of equity awards granted in prior years that vested in the year	(17,667)	(18,314)	—
Compensation Actually Paid to PEO	$(284,231)	$(1,133,209)	$4,915,354

(4)
Represents the amount of “compensation actually paid” to the NEO, as computed in accordance with SEC rules and does not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

	2023	2022	2021
Summary Compensation Table	$428,396	$405,095	$1,376,438
Less: Value of stock awards reported in summary compensation table	(50,000)	(40,000)	(1,020,349)
Plus: Year-end fair value of outstanding and unvested equity awards granted in the year	58,064	26,182	39,245
Plus: Year-over-year change in fair value of outstanding and unvested equity awards granted in prior periods	(390,557)	(621,511)	1,227,906
Plus: Year-over-year change in fair value of equity awards granted in prior years that vested in the year	(5,889)	(6,105)	—
Compensation Actually Paid to Non-PEO NEO's	$40,014	$(236,339)	$1,623,240

(5)
Cumulative Total Shareholder Return (“TSR”) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period assuming dividend reinvestment (the Company has not declared a dividend during the prior three fiscal years), and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2020.
(6)
Represents the amount of net loss as reported in the Company’s audited financial statements for the applicable year.

Relationship between CAP and Financial Measures

In accordance with Item 402(v) of Regulation S-K, we are providing the following description of the relationships between information presented in the Pay Versus Performance table on CAP and each of TSR and net loss. The compensation actually paid to our PEO and NEO during the periods presented are positively correlated.

As illustrated in the above table, for 2023, the Summary Compensation Table totals for our PEO and non-PEO NEO were $976,263 and $428,396, respectively, whereas the amounts actually paid to our PEO and non-PEO NEO based on CAP were $(284,231) and $40,014, respectively. Our TSR and our PEO’s and non-PEO NEO’s CAP increased primarily due to an increase in stock price in 2023 compared to 2022, which impacted the fair value of the unvested restricted stock and RSUs.

For 2022, the Summary Compensation Table totals for our PEO and non-PEO NEO were $943,420 and $405,095, respectively, whereas the amounts actually paid to our PEO and non-PEO NEO based on CAP were $(1,133,209) and $(236,339), respectively. Our TSR and our PEO’s and non-PEO NEO’s CAP declined primarily due to a decrease in stock price in 2022 compared to 2021, which impacted the fair value of the unvested restricted stock and RSUs.

For 2021, the Summary Compensation Table totals for our PEO and non-PEO NEO were $4,114,481 and $1,376,438, respectively, whereas the amounts actually paid to our PEO and non-PEO NEO based on CAP were $4,915,354 and $1,623,240, respectively. During such period, the TSR of our common stock was $105.73, which reflected an increase of 5.7%.

In 2023, our net loss decreased 57% compared to 2022 primarily due to (i) a net increase in operating gain primarily due to the sale of two properties during 2023 and the acquisition of two properties in the fourth quarter of 2022 and (ii) a net increase in net gains on fair value change on debt held under the fair value option relating to the fair value of the Fortress Mezzanine Loan (as defined below), for which we elected the fair value option. These increases were partially offset by (i) an increase in interest expense related to debt that was assumed or originated in connection with two properties that were acquired during 2022 and additional net borrowings and (ii) a decrease in derivative fair value adjustment.

In 2022, our net loss increased 51% compared to 2021 primarily due to (i) an increase in interest expense related to debt that was assumed or originated in connection with six properties that were acquired during 2022 and 2021 and additional net borrowings, (ii) a decrease in gain on extinguishment of debt and (iii) a net decrease in operating loss.

We generally do not utilize TSR and net loss in our executive compensation program.

Employment Agreements

On December 27, 2019, Mr. Jacoby and Mr. Topchy entered into employment agreements with the Company and Broad Street Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”).

The employment agreements each had initial three-year terms with automatic one-year renewals thereafter, unless the executive or the Company provides timely notice of non-renewal to the other party. Mr. Jacoby’s employment agreement provides for a base salary of $400,000 per year and Mr. Topchy’s employment agreement provides for a base salary of $215,000 per year, both of which may be adjusted from time to time. Each employment agreement provides the executive with an annual bonus opportunity, which may be adjusted annually at the discretion of the Compensation Committee. The executive will also be eligible to receive equity-based incentives, as determined by the Compensation Committee, or by the Board in the absence of a compensation committee, and participate in other compensatory and benefit plans generally available to all employees.

The employment agreements provide that, if the executive’s employment is terminated:

•
by the Company for “cause” (as defined in the employment agreements), by the executive without “good reason” (as defined in the employment agreements), as a result of a non-renewal of the employment term by the executive, or due to the executive’s death, then the executive will receive the following payments (the “Accrued Benefits”): (i) all accrued but unpaid wages through the termination date; (ii) all accrued but unused vacation through the termination date; and (iii) all approved, but unreimbursed, business expenses;
•
by the Company without “cause,” by the executive for “good reason,” or as a result of a non-renewal of the employment term by us, then the executive will receive (in addition to the Accrued Benefits): (i) any earned but unpaid bonus relating to the bonus year completed prior to the date of termination; (ii) COBRA continuation coverage premiums required for the coverage of the executive (and his eligible dependents) under the Company’s medical group health plan for a period of 18 months, or until the executive is employed by a third party that provides comparable coverage at no cost to the executive; and (iii) a separation payment payable in equal installments over a period of 12 months following the termination equal to the sum of three times (3x) for Mr. Jacoby, and two times (2x) for Mr. Topchy of their (A) then current base salary and (B) average annual bonus for the two completed annual bonus periods immediately preceding the termination (if the termination occurs before completion of two years, the bonus amount is based on the executive’s target bonus for any non-completed fiscal year, together, if applicable, with the annual bonus earned for any completed year, with partial year amounts annualized); or
•
due to the executive’s “disability” (as defined in the employment agreements), then the executive (or his estate and/or beneficiaries, as the case may be) will receive (in addition to the Accrued Benefits): (i) any earned but unpaid bonus relating to the bonus year completed prior to the date of termination and (ii) COBRA continuation coverage premiums required for the coverage of the executive (or his eligible dependents) under the Company’s medical group health plan, for a period of 18 months or until the executive is employed by a third party that provides comparable coverage at no cost to the executive.

Additionally, in the event of a change in control (as defined in the employment agreements), or if the executive’s employment is terminated by the Company without “cause,” by the executive for “good reason” or as a result of a non-renewal of the employment term by us, all of the executive’s outstanding unvested equity-based awards will vest and become immediately exercisable and unrestricted.

The executive’s right to receive the severance payments and benefits described above is subject to his delivery and non-revocation of an effective general release of claims in favor of the Company and compliance with customary restrictive covenant provisions, including, relating to confidentiality, noncompetition, nonsolicitation, cooperation and nondisparagement.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about shares of our common stock that may be issued under our equity compensation plans (including individual compensation arrangements) as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	—		—	—
Equity compensation plans not approved by stockholders	3,662,790	(1)	—	404,876
Total	3,662,790		—	404,876

(1)
Includes 3,662,790 shares of common stock underlying outstanding RSUs, which amount assumes achievement of the maximum level of performance in respect of the RSUs.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of Messrs. Foster, Neal, and Walraven, with Mr. Foster serving as its chairperson. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Directors.

One of the principal purposes of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2023 with our management.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received both the written disclosures and the letter from Cherry Bekaert LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Cherry Bekaert LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by Cherry Bekaert LLP are compatible with maintaining the independence of Cherry Bekaert LLP from management and the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for 2023 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Jeffrey H. Foster (Chairperson)

Daniel J.W. Neal

Jeffery C. Walraven

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of April 15, 2024 for:

•
each person, or group of affiliated person, who is known by us to beneficially own more than 5% of our common stock;
•
each of our named executive officers;
•
each of our directors and director nominees; and
•
all of our executive officers and directors as a group.

The percentage ownership information shown in the table below is based upon 33,431,411 shares of common stock and 3,717,379 Class A common units of limited partnership interest (“Common OP units”) in the Operating Partnership (not including Common OP units held by us) outstanding as of April 15, 2024.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of restricted stock units and the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of April 15, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The address for persons listed in the table is c/o Broad Street Realty, Inc., 11911 Freedom Drive, Suite 450, Reston, Virginia 20190.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of All Shares	Number of Common OP Units Beneficially Owned	Percentage of All Shares and Common OP Units
Named executive officers and directors:
Michael Z. Jacoby	3,266,668	(1)	9.8%	1,090,104	11.7%
Thomas M. Yockey	2,668,275		8.0%	653,822	8.9%
Jeffrey H. Foster	188,076		*	33,810	*
Daniel J.W. Neal (2)	1,093,973		3.3%	202,861	3.5%
Noah Shore	—		—	—	—
Samuel M. Spiritos	308,387	(3)	*	—	*
Jeffery C. Walraven	55,555		*	—	*
Alexander Topchy	226,878		*	79,995	*

All current executive officers and directors as a group (8 persons)	7,807,812		23.4%	2,060,592	26.6%

More than 5% Beneficial Owners
CF Flyer Mezz Holdings LLC (4)	2,560,000	(5)	7.7%	—	—

* Represents beneficial ownership of less than 1%

(1)
Includes 39,625 shares held by Mr. Jacoby’s spouse, for which Mr. Jacoby disclaims beneficial ownership.

(2)
Includes 37,255 shares and 33,810 Common OP units held by ABL, LLC, a limited liability company of which Mr. Neal is the managing member, and 29,554 shares held by an account for Mr. Neal's child, of which Mr. Neal is custodian.
(3)
Includes 13,827 shares held by SR BSV Spotswood LLC, a limited liability company of which Mr. Spiritos is the manager.
(4)
Beneficial ownership is as of December 20, 2022 as reflected in a statement on Schedule 13D/A filed by CF Flyer Mezz Holdings LLC (“CF Flyer Mezz”), FCOF V Expansion ULMA-C Investments LLC, FCOF V Expansion CDFG MA-C Investments LLC (Flyer Series), Fortress Credit Opportunities Fund V Expansion (G) L.P., Fortress Credit Opportunities V Advisors LLC, FCO Fund V GP LLC, Hybrid GP Holdings (Cayman) LLC, Hybrid GP Holdings LLC, FIG LLC, Fortress Operating Entity I LP, FIG Corp., Fortress Investment Group LLC (collectively, the “Current Fortress Beneficial Owners”), CF Flyer PE Investor LLC, CF Flyer PE Holdings LLC and FCOF V Expansion USTMA-C LLC. According to such Schedule 13D, the Current Fortress Beneficial Owners have shared voting power and shared dispositive power over the shares reported above. The principal business address of the Current Fortress Beneficial Owners is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
(5)
Reflects 2,560,000 shares of common stock issuable upon the exercise of a warrant to purchase common stock at an exercise price of $0.01 per share, subject to certain adjustments.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

The Board has adopted a written related person transaction approval policy to further the goal of ensuring that any related person transaction is properly reviewed, approved by the Audit Committee and fully disclosed in accordance with the rules and regulations of the SEC. The policy applies to transactions or arrangements between the Company and any related person, including directors, director nominees, executive officers, greater than 5% stockholders and the immediate family members of each of these groups (the “Related Persons”). This policy, however, does not apply with respect to general conflicts between the interests of the Company and our employees, officers and directors, including issues relating to engaging in a competing business and receiving certain benefits from the Company, such as loans or guarantees of obligations, which are reported and handled in accordance with the Company’s Code of Business Conduct and Ethics and other procedures and guidelines implemented by the Company from time to time.

Under the policy, the Related Person is responsible for identifying and reporting to the Audit Committee any proposed related person transaction. In the event the Chief Executive Officer determines that it is impractical or undesirable to wait until an Audit Committee meeting can be convened in order to review a transaction with the Related Person, the Chairperson of the Audit Committee may act as an authorized subcommittee on behalf of the Audit Committee to review such transaction, so long as the Chairperson is a disinterested member with respect to such transaction. After considering all the facts and circumstances available to the Audit Committee, the Audit Committee will approve, ratify or reject the transaction, in its discretion. All approved transactions with Related Persons are disclosed to the full Board.

Related Party Transactions

The Mergers

On November 23, 2022, as consideration in the remaining Merger (as defined below), as a result of their interests in the party to such Merger, (i) Mr. Jacoby received 136,213 Common OP units, (ii) Mr. Yockey received 136,213 Common OP units and (iii) Mr. Topchy received 14,338 Common OP units.

Representation Warranty and Indemnification Agreement

Concurrently with the entry into the merger agreements for the mergers pursuant to which we acquired most our properties (the “Mergers”), Messrs. Jacoby and Yockey entered into a representation, warranty and indemnification agreement with the Company and the Operating Partnership, pursuant to which they have agreed to indemnify the Company and the Operating Partnership for certain breaches of the representations and warranties of BSR, Broad Street Ventures, LLC and certain other parties to the merger agreements contained in the merger agreements for a period of one year following the closing of the Mergers, subject to certain exceptions and limitations. The last Merger closed on November 22, 2022. Accordingly, Messrs. Jacoby and Yockey no longer have any obligation to indemnify the Company and the Operating Partnership pursuant to the representation warranty and indemnification agreement.

Fortress Agreements

In November 2022, in connection with transactions pursuant to which the Fortress Member invested $80.0 million in a subsidiary (the “Eagles Sub-OP”) of the Operating Partnership in exchange for a preferred membership interest (such interest, the “Fortress Preferred Interest” and such investment, the “Preferred Equity Investment”), we entered into a number of agreements with affiliates of Fortress.

Preferred Equity Investment

The Operating Partnership and the Eagles Sub-OP entered into a preferred equity investment agreement with the Fortress Member, pursuant to which the Fortress Member made the Preferred Equity Investment and the Operating Partnership and the Fortress Member entered into the Amended and Restated Limited Liability Company Agreement of the Eagles Sub-OP (the “Eagles Sub-OP Operating Agreement”). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Fortress Preferred Equity Investment” in our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information regarding the Preferred Equity Investment and the Eagles Sub-OP Operating Agreement.

Fortress Governance Agreement

In connection with the Preferred Equity Investment, we entered into the Fortress Governance Agreement. Pursuant to the Fortress Governance Agreement, so long as (i) the Preferred Equity Investment is outstanding, in whole or in part, or (ii) the Fortress Member or its affiliates hold five percent (5%) or more of our issued and outstanding common stock (assuming all securities held by the Fortress Member or its affiliates that are convertible or exchangeable into shares of common stock have been so converted or exchanged) (the “Governance Rights Period”), at each annual or special meeting of the stockholders, we must nominate, and use reasonable efforts to solicit proxies for, a person identified by the Fortress Member (the “Fortress Director”) to serve on the Board. During the Governance Rights Period, any vacancy in the Fortress Director’s seat on the Board must be filled by the Board with a new Fortress Director identified by the Fortress Member. Furthermore, Messrs. Jacoby and Yockey agreed to vote in favor of each Fortress Director nominated to serve on the Board.

In addition, upon the request of the Fortress Member, we must appoint the Fortress Director to each committee of the Board as the Fortress Member may request, subject to certain exceptions and applicable independence and other requirements of the SEC or any national securities exchange or over-the-counter market on which the common stock is traded or quoted.

In connection with the closing of the Preferred Equity Investment, the Board appointed Mr. Shore to serve as the initial Fortress Director. The Fortress Member has identified, and we have nominated, Mr. Shore as the Fortress Director to stand for election at the Annual Meeting.

During the Governance Rights Period, the Fortress Member is also entitled to designate an individual to attend meetings of the Board or any committee thereof, in each case as a non-voting observer and subject to certain exceptions.

Fortress Warrant

In connection with the Preferred Equity Investment, we issued a warrant to purchase common stock (the “Fortress Warrant”) to the Fortress Member. The Fortress Warrant was subsequently assigned to CF Flyer Mezz.

The Fortress Warrant provides CF Flyer Mezz the right to purchase 2,560,000 shares of common stock at an exercise price of $0.01 per share, subject to certain adjustments. The Fortress Warrant may be exercised on a cashless basis and will automatically be deemed exercised in full on a cashless basis upon the occurrence of an underwritten public offering by us meeting certain conditions (a “Qualified Public Offering”).

If at any time we grant, issue or sell any convertible securities or other rights to purchase stock, warrants, securities or other property pro rata to holders of shares of common stock, CF Flyer Mezz will be entitled to acquire, on the same terms as granted to holders of shares of common stock, the aggregate number of convertible securities or other rights to purchase stock, warrants, securities or other property that CF Flyer Mezz would have otherwise been entitled to acquire had CF Flyer Mezz held the number of shares of common stock acquirable upon complete exercise of the Fortress Warrant on the record date for such grant by us.

In the event of a Reorganization Event (as defined in the Fortress Warrant), as a result of which the common stock would be converted into, or exchanged for stock, other securities, other property or assets, the right to receive shares of common stock upon exercise of the Fortress Warrant will be changed to a right to receive the kind and amount of shares of stock, other securities or other property or assets that a holder of one share of common stock was entitled to receive in connection with such Reorganization Event.

Cash Flow Pledge

In connection with the Preferred Equity Investment, the Operating Partnership entered into a cash flow pledge agreement (the “Cash Flow Pledge”) in favor of the Fortress Member. Pursuant to the Cash Flow Pledge, the Operating Partnership pledged to the Eagles Sub-OP, and agreed to contribute to the Eagles Sub-OP, all distributions that the Operating Partnership receives from its subsidiaries that, directly or indirectly, own certain properties, after taking into account amounts payable by such entities on account of mortgages secured by such properties, until such properties are contributed to the Eagles Sub-OP.

Guaranty of Recourse Obligations

In connection with the Preferred Equity Investment, we entered into a guaranty of recourse obligations (the “Company Guaranty”) for the benefit of the Fortress Member. Pursuant to the Company Guaranty, we guaranteed certain obligations of our subsidiaries under the documents entered into in connection with the Preferred Equity Investment. In addition, Messrs. Jacoby and Yockey guaranteed the full payment of the redemption amount for the Fortress Preferred Interest in the event of a bankruptcy event of us or our subsidiaries without the consent of the Fortress Member or certain other events that interfere with the rights of the Fortress Member under the documents entered into in connection with the Preferred Equity Investment.

Registration Rights Agreement

In connection with the Preferred Equity Investment, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Fortress Member. Pursuant to the Registration Rights Agreement, we provided the Fortress Member with certain registration rights with respect to the shares of common stock issuable upon conversion of the Fortress Preferred Interest and/or the Fortress Mezzanine Loan (as defined below) and the exercise of the Fortress Warrant, including, at any time after a Qualified Public Offering, up to three demand registrations and up to three underwritten offerings in any 12-month period, as well as certain piggyback rights. In addition, we and the Fortress Member agreed to certain lock-up restrictions in connection with any underwritten offerings.

Fortress Mezzanine Loan

In connection with the acquisition of the property known as Midtown Row, one of our subsidiaries and CF Flyer Mezz entered into a $15.0 million mezzanine loan (the "Fortress Mezzanine Loan") secured by 100% of the membership interests in the entity that owns Midtown Row. See “Management’s Discussion and Analysis of Financial Condition and Results Of Operations—Liquidity and Capital Resources—Consolidated Indebtedness and Preferred Equity—Fortress Mezzanine Loan” in our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information regarding the Fortress Mezzanine Loan.”

Receivables and Payables

As of December 31, 2023 and 2022, we had $1.1 million and $1.2 million, respectively, in receivables due from related parties. The $1.1 million and $1.2 million at December 31, 2023 and 2022, respectively, relates to the Merger pursuant to which we acquired Lamar Station Plaza West, including the note receivable due from a related party. Additionally, as of December 31, 2023 and 2022, we had approximately $0.1 million and less than $0.1 million, respectively, in payables due to properties managed by us related to amounts borrowed by us for working capital. On October 6, 2022, Lamar Station Plaza West, a property managed by us and acquired in November 2022, advanced us $1.1 million for deposits related to our financing in November 2022.

Approximately $0.4 million for the year ended December 31, 2022 was generated from related parties. no income was generated from related parties for the year ended December 31, 2023. Additionally, approximately $0.1 million of our accounts receivable, net balance at December 31, 2022 was owed from related parties. There were no accounts receivable owed from related parties at December 31, 2023.

Management Fees

During the year ended December 31, 2022 we provided management services for Lamar Station Plaza West, which was acquired during 2022 in the remaining Merger, and the property known as Cypress Point Shopping Center. We received a management fee ranging from 3.0% to 4.0% of such properties’ gross income. Messrs. Jacoby, Yockey and Topchy had interests in the entity that owned Lamar Station Plaza West. Messrs. Jacoby, Yockey, Topchy and Neal had interests in the entity that owned the Cypress Point property. In 2022, we terminated the merger agreement related to the Cypress Point property due to the performance of the property.

Midtown Row Acquisition

Messrs. Jacoby, Yockey, Topchy, Foster and Neal had indirect ownership interests in BBL Current Owner, LLC (“BBL Current”), which owned Midtown Row. Mr. Jacoby also served as the chief executive officer and a director of BBL Current. On November 23, 2022, we completed the acquisition of Midtown Row and paid $118.7 million in cash and the Operating Partnership issued 448,180 Common OP units and 1,842,917 Series A preferred units of limited partnership interest in the Operating Partnership. As consideration in the acquisition of Midtown Row, as a result of their direct or indirect interests in BBL Current, (i) Mr. Jacoby received 97,086 Common OP units, (ii) Mr. Neal indirectly received 202,861 Common OP units, (iii) Mr. Foster received 33,810 Common OP units, (iv) Mr. Yockey received 97,086 Common OP units and (v) Mr. Topchy received 17,337 Common OP units. We served as the development manager for Midtown Row and serve as the property manager and the leasing broker for the retail portion of Midtown Row.

Guarantees

Messrs. Jacoby and Yockey have guaranteed our subsidiaries’ obligations under (i) the Eagles Sub-OP Operating Agreement, (ii) the loan agreement (the “Basis Loan Agreement”) by and between two of our subsidiaries, as borrowers, and Big Real Estate Finance I, LLC, as lender, a subsidiary of a real estate fund managed by Basis Management Group, LLC (“Basis”) and (iii) the mortgage loan secured by Brookhill Azalea Shopping Center. Our subsidiaries’ obligations under an amended and restated operating agreement (the “Basis Sub-OP Operating Agreement”) by and between the Operating Partnership and Big BSP Investments, LLC, a subsidiary of a real estate fund managed by Basis, were guaranteed by Messrs. Jacoby and Yockey. We have agreed to indemnify Mr. Yockey for any losses he incurs as a result of his guarantee of the Basis Loan Agreement, the Basis Sub-OP Operating Agreement, and the Brookhill mortgage loan. Mr. Jacoby is also a guarantor under the mortgage loan agreements related to Coral Hills Shopping Center, Cromwell Field Shopping Center, Highlandtown Village Shopping Center and West Broad Shopping Center. In connection with the transactions related to the Preferred Equity Investment, we redeemed the preferred interests under the Basis Sub-OP Operating Agreement. For more information about the Eagles Sub-OP Operating Agreement, the Preferred Equity Investment and the Basis Loan Agreement, see “Management’s Discussion and Analysis of Results of Operations and Financial Condition—Liquidity and Capital Resources—Consolidated Indebtedness and Preferred Equity” in our Annual Report on Form 10-K for the year ended December 31, 2023.

Tax Protection Agreements

On December 27, 2019, pursuant to the merger agreements for the Mergers, the Company and the Operating Partnership entered into tax protection agreements (the “Initial Tax Protection Agreements”) with each of the prior investors in BSV Colonial Investor LLC, BSV Lamonticello Investors LLC and BSV Patrick Street Member LLC, including Messrs. Jacoby, Yockey and Topchy, in connection with their receipt of Common OP units in certain of the Mergers closed on December 27, 2019. On April 4, 2023, pursuant to the applicable merger agreement, the Company and the Operating Partnership entered into a tax protection agreement (together with the Initial Tax Protection Agreements, the “Tax Protection Agreements”), with each of the prior investors in BSV Lamont Investors LLC, including Messrs. Jacoby, Yockey and Topchy, in connection with their receipt of Common OP units in the Merger whereby we acquired Lamar Station Plaza West. Pursuant to the Tax Protection Agreements, until the seventh anniversary of the completion of the applicable Merger, the Company and the Operating Partnership may be required to indemnify the other parties thereto for their tax liabilities related to built-in gain that exists with respect to the properties known as Midtown Colonial, Midtown Lamonticello, Vista Shops at Golden Mile and Lamar Station Plaza West (the “Protected Properties”). Furthermore, until the seventh anniversary of the completion of the applicable Merger, the Company and the Operating Partnership will be required to use commercially reasonable efforts to avoid any event, including a sale of the Protected Properties, that triggers built-in gain to the other parties to the Tax Protection Agreements, subject to certain exceptions, including like-kind exchanges under Section 1031 of the Code.

Shulman Rogers LLP Legal Fees

Mr. Spiritos is the managing partner of Shulman Rogers LLP, which represents us in certain real estate matters, including with matters related to the Mergers. During the years ended December 31, 2023 and 2022, we paid $328,255 and $355,279, respectively, in legal fees to Shulman Rogers LLP.

Indemnification of Officers and Directors

Our Charter and our bylaws provide for certain indemnification rights for our directors and officers, and we entered into an indemnification agreement with each of our executive officers and directors, providing for procedures for indemnification and advancement by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors, or in certain other capacities, to the maximum extent permitted by Delaware law.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules.

Our executive compensation programs are designed to attract and retain executive talent and to align the interests of our NEOs with the interests of the Company and our stockholders by providing market competitive compensation that is closely tied to short-term and long-term performance goals set by our Compensation Committee. The compensation of our NEOs is comprised of a mix of base salary, restricted shares of common stock, RSUs and cash bonuses. Please read the “Executive Compensation” section beginning on page 22, which includes tabular disclosure regarding the compensation of our NEOs and the accompanying narrative disclosure set forth in this Proxy Statement for additional details about our executive compensation programs, including information about the fiscal year 2023 compensation of our NEOs.

We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. Accordingly, our Board is asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and the other related tables and disclosure.”

Vote Required and Recommendation

The vote on the compensation of our NEOs as disclosed in this Proxy Statement is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have recommended that our stockholders should cast an advisory vote on the compensation of our NEOs on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our NEOs will be at the 2025 Annual Meeting. The affirmative vote of a majority of votes cast is required to approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s proxy statement pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and the other related tables and disclosures.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based on our review of the copies of such forms, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that these filing requirements were satisfied by the reporting persons during the fiscal year ended December 31, 2023, except for two Forms 4 reporting two transactions. Messrs. Foster and Spiritos were each inadvertently late in filing a Form 4, each reporting one transaction, related to grants of common stock in lieu of their cash retainers on July 3, 2023.

Other Matters to Come Before the 2024 Annual Meeting

No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by our Board, or, if no such recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2025 Annual Meeting

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the 2025 Annual Meeting must be received at our principal executive offices no later than December 23, 2024, and any stockholder proposal received after this date shall be considered untimely.

In addition, any stockholder who wishes to propose a nominee to the Board must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 30, 2025. If the 2025 Annual Meeting changes by more than 30 calendar days from the date of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or the 10th calendar day following public announcement by us of the date of the 2025 Annual Meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

In addition, any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials or a nomination to the Board pursuant to Rules 14a-8 and 14a-19, respectively, promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 2.03 of our amended and restated bylaws. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the stockholders for the 2025 Annual Meeting must be received no earlier than January 29, 2025 and no later than February 28, 2025.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the Proxy Statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Broad Street Realty, Inc. at 11911 Freedom Drive, Suite 450, Reston, VA, 20190, Attention: Secretary, or contact our Secretary at (301) 828-1200. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

By Order of the Board of Directors,

Michael Z. Jacoby

Chief Executive Officer

Bethesda, MD

April 22, 2024

BROAD STREET Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:5 Online Go to www.investorvote.com/BRST or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada. Votes submitted by phone must be received by 11:59pm, Eastern Time, on May 28, 2024 Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BRST Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2024 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 – 3 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Jeffrey H. Foster 04 - Noah Shore 07 - Thomas M. Yockey 02 - Michael Z. Jacoby 05 - Samuel M. Spirito’s 03 - Daniel J.W. Neal 06 - Jeffery C. Walraven 2. Ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. For Against Abstain 3. Advisory (non-binding) vote on the compensation of the Company's named executive officers. For Against Abstain Authorized Signatures — This section must be completed for your vote to count. Please date and sign below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

The 2024 Annual Meeting of Stockholders of Broad Street Realty, Inc. will be held on Wednesday, May 29, 2024 at 11:00 a.m. ET, virtually via the internet at meetnow.global/MVNAJUX. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BRST IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Broad Street Realty, Inc. 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 29, 2024 Michael Z. Jacoby and Alexander Topchy, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Broad Street Realty, Inc. to be held on May 29, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. + +